FIRSTSUN CAPITAL BANCORP REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Fourth Quarter Highlights:
•Net income of $8.8 million, $0.47 per diluted share
•Return on average assets of 0.62%
•Return on average equity of 6.69%
•Loan growth of 24.5% annualized (excluding PPP loan balances, 30.3% annualized)
•Average deposit balance growth of 9.0% annualized

Denver, Colorado – January 28, 2022 – FirstSun Capital Bancorp (“FirstSun”) reported net income of $8.8 million for the fourth quarter of 2021, compared to net income of $8.7 million in the prior quarter and $11.3 million in the fourth quarter of 2020. Earnings per diluted share was $0.47 for the fourth quarter 2021, compared to $0.46 in the prior quarter and $0.60 in the fourth quarter of 2020. Net income for the full year of 2021 was $43.2 million, or $2.30 per diluted share, compared to $47.6 million, or $2.58 per diluted share, for the full year of 2020.

Mollie Carter, FirstSun’s Chairman and Chief Executive Officer, commented, “We are very pleased with the strong results we delivered in our fourth quarter and the quality of our continued growth year over year. While we await regulatory approval of our merger with Pioneer Bancshares, Austin, Texas, our teams continued to deliver on our primary organic growth strategy. The targeted investments we have made in our relationship banking model, especially in our Southwest markets, have enabled us to continue our trajectory of growth in the loan, deposit and non-interest income categories that we believe are key to delivering what we refer to as sustainable growth, and we have achieved this while maintaining our historically strong asset quality. We are grateful to our teams who maintained their commitment to building lasting customer relationships again in 2021 after working so hard to deliver an exceptional year in 2020.”

Fourth Quarter 2021 Results

Net income totaled $8.8 million, or $0.47 per diluted share, during the fourth quarter of 2021, compared to $8.7 million, or $0.46 per diluted share, during the prior quarter. The return on average assets was 0.62% in the fourth quarter of 2021, compared to 0.62% in the prior quarter, and the return on average equity was 6.69% in the fourth quarter of 2021, compared to 6.68% in the prior quarter.

Net Interest Income and Net Interest Margin

Net interest income totaled $40.5 million during the fourth quarter of 2021, an increase of $0.5 million compared to the prior quarter. Our net interest margin declined two basis points to 2.99% compared to the prior quarter. Results in the fourth quarter of 2021, compared to the prior quarter, were driven by an increase in average earning assets of $94.9 million, and a decrease of one basis point in the cost of interest bearing liabilities, partially offset by a decrease of three basis points in yield on earning assets. Average loans grew by $59.4 million and investment securities grew by $68.4 million, while interest bearing cash balances declined by $8.8 million in the fourth quarter of 2021, compared to the prior quarter. Loan yield decreased by five basis points in the fourth quarter of 2021, compared to the prior quarter, primarily due to a reduction in fees from loan prepayments and a reduction in fees resulting from PPP loan forgiveness. Our total cost of deposits decreased by two basis points to 0.22% in the fourth quarter of 2021, compared to the prior quarter.

Asset Quality and Provision for Loan Losses

The provision for loan losses totaled $1.3 million during the fourth quarter of 2021, a decrease of $2.3 million compared to the prior quarter. Net charge-offs during the fourth quarter of 2021 were $1.6 million, or a ratio of net charge-offs to average loans of 0.16% annualized, compared to net recoveries of $1.4 million, or a ratio of net charge-offs (recoveries) to average loans of (0.15)% annualized, in the prior quarter. The full year net charge-off ratio for 2021 was 0.09%, down two basis points, from 0.11% for the full year 2020. The allowance for loan losses as a percentage of total loans totaled 1.18% at December 31, 2021, compared to 1.26% at September 30, 2021. The allowance for loan losses as a percentage of total loans, excluding PPP loans, a non-GAAP financial measure, totaled 1.20% at December 31, 2021, compared to 1.30% at September 30, 2021. The ratio of nonperforming assets to total assets was 0.60% at December 31, 2021, compared to 0.63% at September 30, 2021, and 0.79% at December 31, 2020.

Noninterest Income

Noninterest income totaled $29.4 million during the fourth quarter of 2021, an increase of $0.7 million from the prior quarter. Service charges on deposits increased $0.4 million during the fourth quarter of 2021 from the prior quarter, due to increases in both commercial and consumer deposit fees. Mortgage banking income decreased $1.9 million during the fourth quarter of 2021 from the prior quarter, due primarily to margin compression and its impact on loan sale gains and the pipeline valuation. Total mortgage loan originations declined by $0.9 million, or 0.2%, in the fourth quarter of 2021 from the prior quarter, with mortgage loan refinance volumes declining by $15.8 million. In the fourth quarter of 2021, other noninterest income increased $2.3 million from the prior quarter, to $2.9 million, primarily due to increases in customer accommodation interest rate swap fees and loan syndication fee income. Noninterest income as a percentage of total revenue totaled 42.1% in the fourth quarter of 2021, compared to 41.8% in the prior quarter.

Noninterest Expense

Noninterest expense totaled $58.3 million during the fourth quarter of 2021, an increase of $3.7 million from the prior quarter, primarily driven by higher salaries and benefits expense in our banking segment. Noninterest expenses for the fourth quarter of 2021 also included $1.1 million in merger expenses related to the pending transaction with Pioneer Bancshares, Inc., compared to $0.7 million in the prior quarter. Merger expenses reduced diluted earnings per share by $0.05 for the fourth quarter compared to an impact of $0.04 in the prior quarter.

Tax Rate

The effective tax rate was 14.7% in the fourth quarter of 2021 , compared to 17.5% in the prior quarter.

Loans

Total loans were $4.0 billion at December 31, 2021, compared to $3.8 billion at September 30, 2021. Excluding PPP loan balances, loans grew $279.8 million in the fourth quarter of 2021, or 30.3% on an annualized basis from the prior quarter, resulting primarily from growth in commercial and industrial balances.

Deposits

Average deposits increased $107.8 million in the fourth quarter of 2021, or 9.0% on an annualized basis, to $4.9 billion, compared to the prior quarter, with growth in both business and consumer deposits. Noninterest bearing deposit accounts represented 32.3% of total deposits at December 31, 2021 and the loan to deposit ratio was 85.3% at December 31, 2021.

Capital

Capital ratios remain strong and above “well capitalized” thresholds. As of December 31, 2021, the common equity tier 1 risk based capital ratio was 9.70%, the total risk based capital ratio was 11.76% and tier 1 leverage ratio was 8.24%. Book value per common share was $28.56 at December 31, 2021, an increase of $0.18 from September 30, 2021. Tangible book value per common share, a non-GAAP financial measure, was $26.31 at December 31, 2021, an increase of $0.21 from September 30, 2021.

Full Year 2021 Results

Full Year Highlights:
•Net income of $43.2 million, $2.30 per diluted share
•Return on average assets of 0.79%
•Return on average equity of 8.37%
•Loan growth of 5.0% (excluding PPP loan balances, 10.4%)
•Average deposit balance growth of 20.0%

Net income totaled $43.2 million, or $2.30 per diluted share, during 2021, compared to $47.6 million, or $2.58 per diluted share, in 2020. The return on average assets was 0.79% during 2021, compared to 1.02% in 2020, and the return on average equity was 8.37% during 2021, compared to 10.20% in 2020.

Net Interest Income and Net Interest Margin

Net interest income totaled $155.2 million during 2021, an increase of $19.3 million compared to 2020. Our net interest margin declined ten basis points to 3.00% in 2021, compared to 2020. Results in 2021, compared to 2020, were driven by an increase in average earning assets of $798.5 million, a decrease of 31 basis points in yield on earning assets and a decrease of 27 basis points in the cost of interest bearing liabilities. Average loans grew by $254.8 million, investment securities declined by $23.2 million and interest bearing cash balances grew by $563.1 million in 2021, compared to 2020. Loan yield increased by ten basis points in 2021, compared to 2020, due to a combination of an improving loan mix, fees from loan prepayments and a decline of $69.3 million in average PPP loan balances, net of deferred fees. The decline in yield on earning assets in 2021, compared to 2020, was primarily due to the increase in average interest bearing cash balances and a decline of 55 basis points in the yield on these cash balances. Our total cost of deposits decreased by 28 basis points to 0.26% in 2021, compared to 2020.

Noninterest Income

Noninterest income totaled $124.2 million during 2021, a decrease of $24.1 million from 2020, primarily driven by lower mortgage banking income. Service charges on deposits increased $2.9 million during 2021, compared to 2020, due to increases in both commercial and consumer deposit fees. Trust and investment advisory fees increased $2.6 million during 2021, compared to 2020, primarily due to the revenues associated with our September 2020 acquisition of certain trust and wealth advisory client relationships. Mortgage banking income decreased $35.8 million during 2021, compared to 2020, due primarily to margin compression and its impact on loan sale gains and the pipeline valuation, along with a decline in mortgage servicing asset and hedging valuation impacts. Total mortgage loan originations declined by $192.3 million, or 7.6%, in 2021, compared to 2020, with mortgage loan refinance volumes declining by $387.1 million. Noninterest income as a percentage of total revenue totaled 44.5% in 2021, compared to 52.2% in 2020.

Noninterest Expense

Noninterest expense totaled $224.6 million during 2021, an increase of $20.6 million from 2020, primarily driven by higher salaries and benefits expense in our banking and mortgage banking segments, merger expenses and other administrative costs related to our continued growth. Merger expenses for 2021 were $3.1 million related to our pending transaction with Pioneer Bancshares, Inc. There were no merger expenses incurred in 2020. Merger expenses reduced diluted earnings per share by $0.14 for 2021.

Tax Rate

The effective tax rate was 16.7% in 2021, compared to 16.8% in 2020.

Loans

Total loans were $4.0 billion at December 31, 2021 compared to $3.8 billion at December 31, 2020. Excluding PPP loan balances, loans grew $375.1 million in 2021, or 10.4% from 2020, resulting primarily from growth in commercial and industrial balances.

Deposits

Average deposits increased $814.4 million during 2021, or 20.0%, to $4.9 billion, compared to 2020, with growth in both business and consumer deposits. Noninterest bearing deposit accounts represented 32.3% of total deposits at December 31, 2021 an increase from 25.4% at December 31, 2020. The loan to deposit ratio was 85.3% at December 31, 2021 compared to 97.3% at December 31, 2020.

Non-GAAP Financial Measures

This press release contains financial information and performance measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the types of non-GAAP measures used in this press release:

•Tangible stockholders’ equity
•Tangible assets
•Tangible stockholders’ equity to tangible assets
•Tangible book value per common share
•Total loans, excluding PPP loans
•Allowance for loan losses to total loans outstanding, excluding PPP loans
•Fully tax equivalent (FTE) net interest income
•Net interest margin on an FTE basis

The tables beginning on page 13 provide a reconciliation of each non-GAAP financial measure to the most comparable GAAP equivalent.

About FirstSun Capital Bancorp

FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $5.7 billion as of December 31, 2021.

First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains ”forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of FirstSun. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “would,” “could” and other similar expressions are intended to identify these forward-looking statements. Forward-looking statements are not based on historical facts but instead represent management's expectations and assumptions regarding FirstSun’s business, the economy and other future conditions. Such statements involve inherent uncertainties, risks and changes in circumstances that are difficult to predict. As such, FirstSun’s actual results may differ materially from those contemplated by forward-looking statements. While there can be no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those contemplated by forward-looking statements include the following, without limitation, as well as the risks and uncertainties more fully discussed under the “Risk Factors” section in our proxy statement/prospectus dated August 10, 2021 that we filed with the SEC pursuant to Securities Act Rule 424(b)(3) in connection with our proposed merger with Pioneer Bancshares, Inc. on August 12, 2021 and in FirstSun’s subsequent filings with the Securities and Exchange Commission:

•the failure to obtain necessary regulatory approvals for the merger (the “merger”) of Pioneer Bancshares, Inc. (“Pioneer”) with and into FirstSun when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
•the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement with respect to the merger;
•the possibility that the anticipated benefits of the merger, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where FirstSun and Pioneer do business or as a result of other unexpected factors or events;
•the continuing impact of COVID-19 and its variants on FirstSun’s business or Pioneer’s business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the economy, and the resulting effect of these items on each party’s operations, liquidity and capital position, and on the financial condition of each party’s borrowers and other customers;
•the inability to sustain revenue and earnings growth;
•the inability to efficiently manage operating expenses;
•the impact of competition with other financial institutions, including pricing pressures and the resulting impact on FirstSun’s results, including as a result of compression to net interest margin;
•deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; and
•adverse changes in asset quality and credit risk.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by applicable law or regulation, FirstSun undertakes no obligation to revise or update any forward-looking statements.

Summary Data:

	As of and For The Quarter Ended			As of and For The Year Ended
($ in thousands, except per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net interest income	$40,451	$39,965	$36,797	$155,233	$135,953
Provision for loan losses	1,250	3,500	8,000	3,000	23,100
Noninterest income	29,396	28,684	39,271	124,244	148,385
Noninterest expense	58,261	54,570	54,935	224,635	204,073
Income before income taxes	10,336	10,579	13,133	51,842	57,165
Provision for income taxes	1,519	1,851	1,873	8,678	9,580
Net income	8,817	8,728	11,260	43,164	47,585

Diluted earnings per share	$0.47	$0.46	$0.60	$2.30	$2.58
Return on average assets	0.62%	0.62%	0.91%	0.79%	1.02%
Return on average equity	6.69%	6.68%	9.19%	8.37%	10.20%
Net interest margin	2.99%	3.01%	3.15%	3.00%	3.10%
Net interest margin (FTE basis)[1]	3.08%	3.10%	3.27%	3.08%	3.20%
Efficiency ratio	83.41%	79.49%	72.22%	80.38%	71.77%
Noninterest income to total revenue	42.09%	41.78%	51.63%	44.46%	52.19%

Total assets	$5,666,814	$5,683,085	$4,995,457	$5,666,814	$4,995,457
Total loans held-for-sale	103,939	122,217	193,963	103,939	193,963
Total loans held-for-investment	4,037,123	3,803,981	3,846,357	4,037,123	3,846,357
Total deposits	4,854,948	4,857,985	4,153,549	4,854,948	4,153,549
Total stockholders' equity	524,038	519,921	485,787	524,038	485,787
Period end loan to deposit ratio[2]	85.30%	80.82%	97.27%	85.30%	97.27%
Book value per common share	28.56	28.38	26.51	28.56	26.51
Tangible book value per common share¹	26.31	26.10	24.18	26.31	24.18
1 Represents a non-GAAP financial measure. See the tables beginning on page 13 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
2 Loans are inclusive of loans held-for-sale and loans held-for-investment.

Consolidated Condensed Statements of Income (Unaudited):

	As of and For The Quarter Ended			As of and For The Year Ended
($ in thousands, except per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Total interest income	$43,578	$43,261	$41,027	$169,354	$156,837
Total interest expense	3,127	3,296	4,230	14,121	20,884
Net interest income	40,451	39,965	36,797	155,233	135,953
Provision for loan losses	1,250	3,500	8,000	3,000	23,100
Net interest income after provision for loan losses	39,201	36,465	28,797	152,233	112,853
Noninterest income:
Service charges on deposits	3,845	3,471	2,588	12,504	9,630
Credit and debit card fees	2,456	2,472	2,129	9,596	7,994
Trust and investment advisory fees	1,924	1,974	1,979	7,795	5,201
Mortgage banking income, net	18,266	20,151	32,188	86,410	122,174
Other noninterest income	2,905	616	387	7,939	3,386
Total noninterest income	29,396	28,684	39,271	124,244	148,385
Noninterest expense:
Salaries and benefits	38,797	36,061	37,982	151,926	139,980
Occupancy and equipment	6,698	6,643	7,465	26,565	26,716
Amortization of intangible assets	355	354	392	1,417	1,485
Merger related expenses	1,101	705	—	3,085	—
Other noninterest expenses	11,310	10,807	9,096	41,642	35,892
Total noninterest expense	58,261	54,570	54,935	224,635	204,073
Income before income taxes	10,336	10,579	13,133	51,842	57,165
Provision for income taxes	1,519	1,851	1,873	8,678	9,580
Net income	$8,817	$8,728	$11,260	$43,164	$47,585

Earnings per share - basic	$0.48	$0.48	$0.61	$2.36	$2.60
Earnings per share - diluted	$0.47	$0.46	$0.60	$2.30	$2.58

Consolidated Condensed Balance Sheets as of (Unaudited):

($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2020
Assets
Cash and cash equivalents	$668,462	$949,541	$201,978
Securities available-for-sale, at fair value	572,501	531,395	468,586
Securities held-to-maturity	18,007	19,811	32,188
Loans held-for-sale, at fair value	103,939	122,217	193,963
Loans	4,037,123	3,803,981	3,846,357
Allowance for loan losses	(47,547)	(47,868)	(47,766)
Loans, net	3,989,576	3,756,113	3,798,591

Mortgage servicing rights, at fair value	47,392	43,971	29,144
Premises and equipment, net	53,147	54,094	56,758
Other real estate owned and foreclosed assets, net	5,487	5,747	3,354
Goodwill	33,050	33,050	33,050
Intangible assets, net	8,250	8,605	9,667
All other assets	167,003	158,541	168,178
Total assets	$5,666,814	$5,683,085	$4,995,457

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,566,113	$1,578,306	$1,054,458
Interest-bearing deposit accounts:
Interest-bearing demand accounts	187,712	201,510	164,870
Savings accounts and money market accounts	2,757,882	2,711,417	2,472,965
NOW accounts	19,496	37,888	95,297
Certificate of deposit accounts	323,745	328,864	365,959
Total deposits	4,854,948	4,857,985	4,153,549

Securities sold under agreements to repurchase	92,093	117,001	115,372
Federal Home Loan Bank advances	40,000	40,000	70,411
Other borrowings	69,458	69,184	68,362
Other liabilities	86,277	78,994	101,976
Total liabilities	5,142,776	5,163,164	4,509,670

Stockholders' equity:
Preferred stock	—	—	—
Common stock	2	2	2
Additional paid-in capital	261,905	260,864	259,363
Treasury stock	(38,148)	(38,148)	(38,148)
Retained earnings	298,615	289,798	255,451
Accumulated other comprehensive income, net	1,664	7,405	9,119
Total stockholders' equity	524,038	519,921	485,787
Total liabilities and stockholders' equity	$5,666,814	$5,683,085	$4,995,457

Share Data as of and for the periods ended:

	As of and for the quarter ended			As of and for the Year Ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Weighted average common shares outstanding, basic	18,322,194	18,321,659	18,315,176	18,321,794	18,325,630
Weighted average common shares outstanding, diluted	18,836,918	18,770,681	18,619,670	18,770,785	18,475,538
Period end common shares outstanding	18,346,288	18,321,659	18,321,659	18,346,288	18,321,659
Book value per common share	$28.56	$28.38	$26.51	$28.56	$26.51
Tangible book value per common share[3]	$26.31	$26.10	$24.18	$26.31	$24.18

Consolidated Capital Ratios as of:

	December 31, 2021	September 30, 2021	December 31, 2020

Stockholders' equity to total assets	9.25%	9.15%	9.72%
Tangible equity to tangible assets	8.58%	8.48%	8.95%
Tier 1 leverage ratio	8.24%	8.19%	8.53%
Common equity tier 1 risk based capital ratio	9.70%	10.32%	9.87%
Tier 1 risk based capital ratio	9.70%	10.32%	9.87%
Total risk based capital ratio	11.76%	12.55%	12.19%

3 Represents a non-GAAP financial measure. See the tables beginning on page 13 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin:

	For the three months ended December 31, 2021			For the three months ended September 30, 2021			For the three months ended December 31, 2020
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$97,934	$793	3.24%	$122,007	$986	3.23%	$142,854	$1,064	3.00%
Loans held-for-investment[4]	3,838,871	39,830	4.15%	3,779,517	39,710	4.20%	3,800,741	37,714	3.99%
Investment securities	591,289	2,333	1.58%	522,870	1,954	1.49%	505,666	1,862	1.48%
Interest-bearing cash and other assets	886,472	622	0.28%	895,288	611	0.27%	217,059	387	0.72%
Total earning assets	5,414,566	43,578	3.22%	5,319,682	43,261	3.25%	4,666,320	41,027	3.54%
Other assets	291,934			287,323			284,238
Total assets	$5,706,500			$5,607,005			$4,950,558

Interest-bearing liabilities
Demand and NOW deposits	$203,416	$120	0.24%	$241,488	$139	0.23%	$210,437	$217	0.41%
Savings deposits	458,657	97	0.08%	453,687	101	0.09%	453,210	140	0.15%
Money market deposits	2,282,755	987	0.17%	2,264,682	1,054	0.19%	1,917,209	1,297	0.27%
Certificates of deposits	326,440	609	0.75%	337,906	684	0.81%	373,307	1,107	1.19%
Total deposits	3,271,268	1,813	0.22%	3,297,763	1,978	0.24%	2,954,163	2,761	0.38%
Repurchase agreements	109,319	10	0.04%	120,009	13	0.04%	132,937	18	0.05%
Total deposits and repurchase agreements	3,380,587	1,823	0.22%	3,417,772	1,991	0.23%	3,087,100	2,779	0.36%
FHLB borrowings	40,000	151	1.51%	40,000	151	1.51%	91,181	304	1.34%
Other long-term borrowings	69,306	1,153	6.65%	69,028	1,154	6.69%	68,391	1,147	6.74%
Total interest-bearing liabilities	3,489,893	3,127	0.36%	3,526,800	3,296	0.37%	3,246,672	4,230	0.52%
Noninterest-bearing deposits	1,617,278			1,483,010			1,120,016
Other liabilities	71,862			74,286			93,759
Stockholders' equity	527,467			522,909			490,111
Total liabilities and stockholders' equity	$5,706,500			$5,607,005			$4,950,558

Net interest income		$40,451			$39,965			$36,797
Net interest spread		2.86%			2.88%			3.02%
Net interest margin		2.99%			3.01%			3.15%
Net interest margin (on an FTE basis)[5]		3.08%			3.10%			3.27%

4 Includes nonaccrual loans.
5 Represents a non-GAAP financial measure. See the tables beginning on page 13 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Summary of Net Interest Margin (continued):

	For the year ended December 31, 2021			For the year ended December 31, 2020
(In thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest Earning Assets
Loans held-for-sale	$125,808	$4,051	3.22%	$121,941	$3,842	3.15%
Loans held-for-investment[6]	3,780,650	155,252	4.11%	3,525,837	141,413	4.01%
Investment securities	531,803	7,979	1.50%	555,030	10,100	1.82%
Interest-bearing cash and other assets	742,389	2,072	0.28%	179,331	1,482	0.83%
Total earning assets	5,180,650	169,354	3.27%	4,382,139	156,837	3.58%
Other assets	288,617			279,806
Total assets	$5,469,267			$4,661,945

Interest-bearing liabilities
Demand and NOW deposits	$254,679	$756	0.30%	$205,557	$1,019	0.50%
Savings deposits	455,451	460	0.10%	380,839	703	0.19%
Money market deposits	2,208,498	4,292	0.19%	1,801,809	6,635	0.37%
Certificates of deposits	344,224	3,036	0.88%	488,575	7,285	1.49%
Total deposits	3,262,852	8,544	0.26%	2,876,780	15,642	0.54%
Repurchase agreements	125,867	59	0.05%	116,074	157	0.14%
Total deposits and repurchase agreements	3,388,719	8,603	0.25%	2,992,854	15,799	0.53%
FHLB borrowings	42,527	909	2.14%	89,861	1,658	1.84%
Other long-term borrowings	68,918	4,609	6.69%	51,091	3,427	6.71%
Total interest-bearing liabilities	3,500,164	14,121	0.40%	3,133,806	20,884	0.67%
Noninterest-bearing deposits	1,376,968			978,092
Other liabilities	76,362			83,427
Stockholders' equity	515,773			466,620
Total liabilities and stockholders' equity	$5,469,267			$4,661,945

Net interest income		$155,233			$135,953
Net interest spread		2.87%			2.91%
Net interest margin		3.00%			3.10%
Net interest margin (on an FTE basis)[7]		3.08%			3.20%

6 Includes nonaccrual loans.
7 Represents a non-GAAP financial measure. See the tables beginning on page 13 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Loan Portfolio

($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2021 vs September 30, 2021 % change	December 31, 2020	December 31, 2021 vs December 31, 2020 % change

Commercial	$2,407,888	$2,222,261	8.4%	$2,173,615	10.8%
Commercial real estate	1,174,242	1,137,820	3.2%	1,154,576	1.7%
Residential real estate	437,017	425,927	2.6%	503,697	(13.2)%
Consumer	17,976	17,973	—%	14,469	24.2%
Total loans held-for-investment	$4,037,123	$3,803,981	6.1%	$3,846,357	5.0%

Asset Quality:

	As of and for the three months ended			As of and For The Year Ended
($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net charge-offs (recoveries)	$1,571	$(1,390)	$2,930	$3,219	$3,880
Allowance for loan losses	$47,547	$47,868	$47,766	$47,547	$47,766
Nonperforming loans, including loans 90 days past due and still accruing	$28,388	$30,303	$36,026	$28,388	$36,026
Nonperforming assets	$33,875	$36,050	$39,380	$33,875	$39,380
Ratio of net charge-offs (recoveries) to average loans outstanding	0.16%	(0.15)%	0.31%	0.09%	0.11%
Allowance for loan losses to total loans outstanding	1.18%	1.26%	1.24%	1.18%	1.24%
Allowance for loan losses to total loans outstanding, excluding PPP loans	1.20%	1.30%	1.33%	1.20%	1.33%
Allowance for loan losses to total nonperforming loans	167.49%	157.96%	132.59%	167.49%	132.59%
Nonperforming loans to total loans	0.70%	0.80%	0.94%	0.70%	0.94%
Nonperforming assets to total assets	0.60%	0.63%	0.79%	0.60%	0.79%

Non-GAAP Financial Measures and Reconciliations:

Tangible stockholders’ equity, tangible assets, and tangible book value per common share:

Tangible stockholders’ equity as of:

($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2020

Total stockholders'' equity (GAAP)	$524,038	$519,921	$485,787
Less: Goodwill and other intangible assets
Goodwill	(33,050)	(33,050)	(33,050)
Other intangible assets	(8,250)	(8,605)	(9,667)
Total tangible stockholders' equity (non-GAAP)	$482,738	$478,266	$443,070

Tangible assets as of:

($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2020

Total assets (GAAP)	$5,666,814	$5,683,085	$4,995,457
Less: Goodwill and other intangible assets
Goodwill	(33,050)	(33,050)	(33,050)
Other intangible assets	(8,250)	(8,605)	(9,667)
Total tangible assets (non-GAAP)	$5,625,514	$5,641,430	$4,952,740

Tangible stockholders’ equity to tangible assets as of:

	December 31, 2021	September 30, 2021	December 31, 2020

Stockholders' equity to total assets (GAAP)	9.25%	9.15%	9.72%
Less: Impact of goodwill and other intangible assets	(0.67)%	(0.67)%	(0.77)%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.58%	8.48%	8.95%

Tangible book value per common share as of:

($ in thousands, except share and per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020

Stockholders' equity (GAAP)	$524,038	$519,921	$485,787
Tangible stockholders' equity (non-GAAP)	$482,738	$478,266	$443,070
Total common shares outstanding	18,346,288	18,321,659	18,321,659
Book value per common share (GAAP)	$28.56	$28.38	$26.51
Tangible book value per common share (non-GAAP)	$26.31	$26.10	$24.18

Total loans excluding PPP loans and allowance for loan losses to total loans excluding PPP loans as of:

($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2020

Total loans (GAAP)	$4,037,123	$3,803,981	$3,846,357
Less: PPP loans	(66,749)	(113,366)	(251,101)
Total loans excluding PPP loans (non-GAAP)	$3,970,374	$3,690,615	$3,595,256

Allowance for loan losses to total loans (GAAP)	1.18%	1.26%	1.24%
Allowance for loan losses to total loans, excluding PPP loans (non-GAAP)	1.20%	1.30%	1.33%

Fully tax equivalent (FTE) net interest income and net interest margin on FTE basis:

	As of and For The Quarter Ended			As of and For The Year Ended
($ in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Net interest income (GAAP)	$40,451	$39,965	$36,797	$155,233	$135,953
Gross income effect of tax exempt income	1,336	1,704	1,783	5,755	6,490
FTE net interest income (non-GAAP)	$41,787	$41,669	$38,580	$160,988	$142,443

Average earning assets	$5,414,566	$5,319,682	$4,666,320	$5,180,650	$4,382,139
Net interest margin	2.99%	3.01%	3.15%	3.00%	3.10%
Net interest margin on FTE basis (non-GAAP)	3.08%	3.10%	3.27%	3.08%	3.20%